Exhibit 99

Press Release

For Immediate Release

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp. Announces

Retirement of Eugenia C. Atkinson

YOUNGSTOWN, Ohio (June 28, 2013) – United Community Financial Corp. (NASDAQ: UCFC), holding company of The Home Savings and Loan Company, announced that Eugenia C. Atkinson, whose three year term as a director of United Community expires this year, has notified the Boards of United Community and Home Savings that she will not sit for reelection at the next Annual Meeting of Shareholders and she will retire from the Boards, effective August 26, 2013.

Patrick W. Bevack, who serves as a Director and the President and CEO of United Community and Home Savings, stated that “We humbly express to Eugenia our sincere appreciation for the 14 years of loyal and professional service as a director that she has given to us. We will miss her guidance, relentless support and perspective on local community affairs.”

As a wholly-owned subsidiary of United Community Financial Corp., Home Savings operates 33 full-service banking offices and nine loan production offices located throughout Ohio and western Pennsylvania. Additional information on UCFC and Home Savings may be found at www.ucfconline.com.

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